EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-35357 of Giant Industries, Inc. on Form S-8 of our reports dated March 6, 1995 appearing in the Annual Report on Form 10-K of Giant Industries, Inc. for the year ended December 31, 1994.





DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 28, 1995